                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           AMENDMENT NO. 2 TO FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

            Date of report (Date of earliest reported): July 21, 2003

                             Sealant Solutions, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                 0-22954                                65-0952186
        (Commission File Number)             (IRS Employer Identification No.)

                         16 North Main Street, Suite 395
                               New City, NY 10956
               (Address of Principal Executive Offices)(Zip Code)

                                 (845) 634-7979
              (Registrant's Telephone Number, Including Area Code)

                 29 Abbey Lane, Middleboro, Massachusetts 02346
          (Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

                    Item 1. Changes in Control of Registrant

On July 21, 2003 (the "Effective Date"), Pursuant to a Stock Purchase Agreement and Share Exchange ("Agreement") and Amendment thereto ("Amendment") between Sealant Solutions, Inc., a Delaware corporation with its principal place of business located at 29 Abbey Lane, Middleboro, Massachusetts 02346 ("Sealant" or the "Company") and PowerChannel, Inc., a Delaware corporation with its principal place of business located at 16 North Main Street, Suite 395, New City, New York 10956 ("PowerChannel"), PowerChannel merged into Sealant. Pursuant to the Amendment, the separate existence of PowerChannel ceased to exist and Sealant continued as the surviving corporation. In addition, Sealant has agreed to change its name to Powerchannel, Inc.

Pursuant to the terms of the Agreement, Michael Fasci remained on the Board of Directors of the Company, Edward Fasci resigned from the Company's Board of Directors and Steven Lampert was appointed to fill the vacancy on the Board of Directors of the Company. In addition, Michael Fasci resigned as President and Chief Executive Officer of Sealant and Steve Lampert was appointed as President, Chief Executive Officer, Chief Financial Officer and Secretary of Sealant.

The Acquisition was approved by the unanimous consent of the Board of Directors of Sealant and PowerChannel on July 21, 2003.

The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock (the only class of shares previously issued by Sealant) at July 21, 2003, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) the executive officers of the Company, and (iv) by all directors and executive officers of the Company as a group, prior to and upon completion of this Offering. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of the Company.

                   NAME OF              SHARES OF
TITLE OF CLASS     BENEFICIAL OWNER     COMMON STOCK     PERCENT OF CLASS
------------------------------------------------------------------------------
5% STOCKHOLDERS

Common             Steven Lampert        4,097,025(1)        36.54%

Common             Michael E. Fasci      1,126,433           10.05%

(1) Includes 254,652 shares held in the name of Karen Lampert, the wife of Steven Lampert.

DIRECTORS AND NAMED EXECUTIVE
OFFICERS


Common             Steven Lampert         4,097,025          36.54%

Common             Michael E. Fasci       1,126,433          10.05%

DIRECTORS AND                             5,223,458          46.59%
OFFICERS AS A
GROUP


The  following is a  biographical  summary of the  directors and officers of the
Company:

Steven Lampert

Steven Lampert was appointed as President, Chief Executive Officer, Chief Financial and Director of the Company on July 21, 2003. Mr. Lampert has been the President and Chief Executive Officer of PowerChannel, Inc. since 1998. In such capacities his responsibilities include managing the day to day operations of the Company and its divisions. Prior to PowerChannel, Mr. Lampert co-founded Long Distance Direct and was its Chief Executive Officer from December 1991. Prior to founding LDDI, Mr. Lampert was President of Comtec, Inc., a New York based telecommunications corporation that pioneered interactive voice-response telephony, from November 1985 through November 1991. Prior to 1985, Mr. Lampert served as a Director of Telecommunications for NBC and Corning Labs. Mr Lampert holds a BA degree from Hunter College, New York. Mr Lampert also serves as Director and Executive Deputy Chairman of PowerChannel Europe and PowerChannel Limited.

Michael Fasci

Michael E. Fasci joined the Company in August, 1998, as a director and has served as Chairman of the Company's Audit Committee since January 1999, and as Chief Executive Officer since August, 2000. Mr. Fasci is the founder, President and Chief Executive Officer of Process Engineering Services, Inc., which has its principal executive offices located in Raynham, Massachusetts. Process Engineering Services, Inc. designs and manufactures pollution recovery equipment for the manufacturing industry with clients worldwide. Since founding the company in 1987, he has grown the company in each successive year to where it is today with annual sales in excess of 1 million. In 1997, Mr. Fasci qualified for, and currently maintains Enrolled Agent status with the Internal Revenue Service. He also has developed a financial consulting and tax practice that serves primarily corporate clients. Mr. Fasci also currently owns and manages a number of other small businesses.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the Amendment to Stock Purchase Agreement and Share Exchange, PowerChannel merged with and into Sealant and PowerChannel shall cease to exist and Sealant shall continue as the surviving corporation. In addition, Sealant has agreed to change its name to PowerChannel, Inc.

Based on such merger, we have adopted a new business plan. Our principal product is low-cost access to the Internet and the physical hardware to deliver it through the use of the consumer's existing television. It is the only product of its kind focused specifically on the Hispanic market, using a bilingual (English/Spanish) approach to meet the needs of the differing generations within the Hispanic community, and offering value to the subscriber through offers, discounts, coupons and prizes. We have our operations mainly in New York and Los Angeles but aspire to expand throughout the United States and South America.

We believe that our subscription-based business will be profitable. We have formed a number of strategic alliances and commercial relationships designed in aggregate to enable it to offer our services to the Hispanic market, both in the United States and South America, the lowest-cost hardware and access to the Internet available through the television. The alliances and relationships will focus initially on the Los Angeles and New York sectors of the market.

The PowerChannel home page offers the subscriber an English/Spanish language option at the click of a button. Our portal points the subscriber to all the major Hispanic portals and to links with Hispanic commercial, educational and community sites. The reach of our links is designed to embrace the full extent of diverse Hispanic cultural and ethnic interests. As we develop, we will continue to utilize the already existing and successful Hispanic-specific content of others to enhance the practical sense of community that its planned household penetration creates.

The management team has considerable experience in building businesses from a standing start. Most relevant of the varied businesses which between them they have built or managed are companies in telecommunications (where substantial consumer audiences were addressed and captured) and marketing services (where data and data-related marketing services were sold to major international consumer product and services groups). As a team, the present management was responsible for developing the PowerChannel product and service to the point of launch in an associated company in the United Kingdom. The management team also includes a strong Hispanic element, with extensive marketing experience in relation to the Hispanic community in the United States.

We aim to have certain distinct, if not unique, features within a five-year timeframe. These features include the only sub-$100 Internet solution in the US, a core paying subscriber base of 200,000, and an unrivalled focus on the Hispanic community. At the same time, the financial model is designed to generate profits at relatively modest subscriber levels. We believe that demonstration of progress towards achieving its business model will make us an attractive acquisition target for companies in various fields including Internet, marketing services and Hispanic media.

We offer low-cost access to the Internet and the physical hardware to deliver it through the use of the consumer's existing television. The product is targeted specifically at the Hispanic market and primarily to households who are currently not online. A review of the United States consumer market indicates that domestic Internet penetration in certain minority groupings is below 25%. It is these minority groups that we are targeting. We are working with a number of affinity groups and Hispanic organizations to establish marketing programs to attract these minority groups.

We have specifically targeted the Hispanic Community in the United States. The Hispanic population comprises 12.5% of the 283.8 million people in the United States. Despite being the fastest growing minority community in the United States today, Hispanic Americans have the lowest Internet penetration of any major ethnic group. Language barriers are a major deterrent for Hispanics use of the Internet. We offer a Spanish Language option on its product.

We realize that creating strategic alliances are key to building a successful business. Currently, we have alliances with the following businesses:

         o Famsa - one of Mexico's largest retail chains with more than 250 locations, is rapidly expanding a major retail presence in Southern California and other US Hispanic major markets, with 5 stores already open in Southern California and plans for at least fifteen more.

         o Terra Lycos - a global Internet group with a presence in 43 countries in 20 languages, reaching 115 million users per month around the world. The group, resulting from Terra Networks S.A.'s acquisition of Lycos, Inc. in October 2000, operates some of the most popular Web sites in the United States, Canada, Europe, Asia and Latin America, and is the largest access provider in Spain and Latin America.

                  Terra Lycos has the largest global footprint of any Internet portal with more than 140 sites in 41 countries through its network of Web sites as well as through joint venture partnerships. Terra Lycos's financial strength, including a cash balance of more than 2 billion euros, the company is one of the best capitalized Internet companies and is poised to continue with the rapid expansion of its global presence.



         o ESPN Deportes is the world leader in sports news, information and broadcasting targeted to the Spanish speaking markets. ESPN Deportes highlights international sports news and events, with particular attention to Spanish speaking countries and popular Hispanic sports.

         o Wal-Mart is the largest retailer in the US with over 4,000 locations. PowerChannel will be in 6 stores before the end of July and an additional fifty locations by the end of 2003.

We are also in negotiations with several other significant commercial entities that address the Hispanic market in order to extend our strategic alliances in that market.

We have recently received favorable publicity for its product, with features on Telemundo and in the Hispanic press. We have identified our target customer profile as companies that are focusing their marketing efforts on reaching out to ethnic communities such as Hispanics for test marketing, direct sales and market research applications. The United States Hispanic market has become fruitful ground for companies who want to expand their market share or increase revenues. We believe that we will bring the new age of advertising via the Internet into the homes of many Hispanic communities.

Our product was launched by Powerchannel, Inc. in June 2002 and since then has been generating revenues. We have identified marketing approaches that are both economically and sales effective. The marketing approach is a four pronged approach that includes a relationship with Terra Lycos which will enable us to launch in Peru; a relationship with Famsa in both their Los Angeles and Mexico stores; a relationship with Walmart where we will be in 50 locations by the end of 2003; and a relationship with Salton who is a leading domestic designer.

We operate in the same space as many other Internet access companies, such as other computer and TV based ISP services, dial-up ISPs, cable companies, interactive television and other providers of Internet access to the general public. We do not know of any other competitor who is targeting the Hispanic community through low cost TV Internet access. MSN TV is the only realistic provider of through the television Internet access, however, our offering is far lower than the MSN TV package.

Our business involves the collection of consumer data and the distribution of information about consumers to numerous entities, including, to a limited extent, direct marketers. Using the Internet to acquire consumer or household data has created hypersensitivity towards privacy standards in data collection. We believe that our business method of data collection will benefit tremendously from this legislative environment because we only acquire and use data developed from permission-based sources.

We are not currently subject to direct regulation by any government agency in the United States, other than regulations applicable to businesses generally, such as registering to operate a business within each state or collect sales tax. However, due to the increasing popularity of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet. Our business is also subject to the FCC regulations for compliance with various suitability mandates in order for our set-top boxes to access the public telephone networks such as FCC Part 68 and Underwriter's laboratory for electrical and fire safety. We have utilized highly reputable testing organizations to ensure its compliance with all safety regulations.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of business acquired:

                  POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 2003 AND 2002

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                       Page


Condensed Consolidated Financial Statements - June 30, 2003 and 2002

     Balance Sheets                                                      1

     Statements of Operations                                            2

     Statements of Stockholders' Equity (Deficit)                        3

     Statements of Cash Flows                                            6

     Notes to Condensed Consolidated Financial Statements                7

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONDENSED CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                   JUNE 30,
                                                           2003                 2002
                                                        -----------          -----------
ASSETS                                                  (Unaudited)          (Unaudited)

Current assets
   Cash                                                 $    68,020          $    79,448
   Inventory                                                689,967              687,922
   Prepaid expenses and advances                              4,375               70,960
                                                        -----------          -----------

            Total current assets                            762,362              838,330
                                                        -----------          -----------

Property and equipment, net                                  22,862               48,300
                                                        -----------          -----------

Investment in PowerChannel Europe PLC                       630,480              600,246
                                                        -----------          -----------

                                                        $ 1,415,704          $ 1,486,876
                                                        ===========          ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Due to PowerChannel Europe PLC                          $ 3,586,173          $ 3,117,458
   Accounts payable - other                                 768,315              493,314
                                                        -----------          -----------

Total current liabilities                                 4,354,488            3,610,772
                                                        -----------          -----------

Convertible notes payable                                   280,000              280,000
                                                        -----------          -----------

Stockholders' deficit
Preferred stock par value $0.01 per share;
authorized 100,000,000 shares; issued
and outstanding -0- shares                                       --                   --
Common stock par value $0.001 per share;
     authorized 100,000,000 shares; issued
     and outstanding 21,880,828 shares                       21,880               21,880
   Additional capital                                     4,732,283            4,732,283
   Subscription receivable                                  (50,575)             (50,575)
Accumulated other comprehensive income (loss)              (256,416)            (236,350)
   Deficit accumulated during development stage          (7,665,956)          (6,871,134)
                                                        -----------          -----------

            Total stockholders' deficit                  (3,218,784)          (2,403,896)
                                                        -----------          -----------

                                                        $ 1,415,704          $ 1,486,876
                                                        ===========          ===========

See accompanying notes to condensed consolidated financial statements.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                                  AUGUST 10, 1998
                                                     SIX MONTHS ENDED              (INCEPTION) TO
                                                        JUNE 30,                       JUNE 30,
                                              2003                 2002                 2003
                                           -----------          -----------          -----------
                                           (Unaudited)          (Unaudited)          (Unaudited)
Gross license fees - PowerChannel          $        --          $        --          $ 1,894,348
Europe PLC

Expenses reimbursed pursuant
to license agreement                                --                   --           (1,884,348)
                                           -----------          -----------          -----------

Net license income                                  --                   --               10,000
Operating expenses                             137,153            1,371,164            5,079,275
                                           -----------          -----------          -----------

Loss before loss from PowerChannel
Europe PLC                                    (137,153)          (1,371,164)          (5,069,275)
Loss from PowerChannel Europe PLC               (3,026)             (48,367)          (2,596,681)
                                           -----------          -----------          -----------

Net loss                                   $  (140,179)         $(1,419,531)         $(7,665,956)
                                           ===========          ===========          ===========

See accompanying notes to condensed consolidated financial statements.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
--------------------------------------------------------------------------------

                                                    SIX MONTHS ENDED JUNE 30, 2003 AND 2002 AND PERIOD
                                                       AUGUST 10, 1998 (INCEPTION) TO JUNE 30, 2003
                                   -------------------------------------------------------------------------------------------
                                                                                        Deficit      Accumulated
                                                                                      Accumulated       Other
                                          Common Stock                                   During     Comprehensive
                                   -----------------------   Additional  Subscription  Development      Income
                                     Shares          $        Capital     Receivable      Stage         (Loss)        Total
                                   ----------   ----------   ----------   ----------    ----------    -----------   ----------
Balance at inception
   August 10, 1998                         --   $       --   $       --   $       --    $       --    $        --   $       --

Shares issued at December 31,
   1998 pursuant to initial
   capitalization                  17,650,000       17,650           --       (3,350)           --             --       14,300
                                                                                                                    ----------
                                                                                                                        14,300
Comprehensive income (loss)
   Net loss                                --           --           --           --       (79,169)            --      (79,169)
   Other comprehensive income
     (loss)                                --           --           --           --            --             --           --
                                                                                                                    ----------
   Comprehensive loss                      --           --           --           --            --             --      (79,169)
                                   ----------   ----------   ----------   ----------    ----------    -----------   ----------

Balance at December 31, 1998       17,650,000       17,650           --       (3,350)      (79,169)            --      (64,869)
                                                                                                                    ----------

Shares issued March 30, 1999
   pursuant to exercise of
   warrants                         2,000,000        2,000      198,000         (200)           --             --      199,800

Shares issued June 7, 1999
   pursuant to initial
    capitalization                  1,019,000        1,019           --       (1,019)           --             --           --

Distribution of shares in
   PowerChannel Limited                    --           --           --           --            --             --           --

Shares issued November 11, 1999
   pursuant to private placement      500,000          500      249,500           --            --             --      250,000

Shares issued December 31, 1999
   pursuant to agreement              288,000          288      143,200           --            --             --      143,488
                                                                                                                    ----------
                                                                                                                       593,288
Comprehensive income (loss)
   Net loss                                --           --           --           --      (801,212)            --     (801,212)
   Other comprehensive income
     (loss)                                --           --           --           --            --             --           --
                                   ----------   ----------   ----------   ----------    ----------    -----------   ----------
Balance at December 31, 1999       21,457,000       21,457      590,700       (4,569)     (880,381)            --     (272,793)
                                                                                                                    ----------

See accompanying notes to condensed consolidated financial statements.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
--------------------------------------------------------------------------------
(Continued)

                                                       SIX MONTHS ENDED JUNE 30, 2003 AND 2002 AND PERIOD
                                                          AUGUST 10, 1998 (INCEPTION) TO JUNE 30, 2003
                                      -------------------------------------------------------------------------------------------
                                                                                           Deficit      Accumulated
                                                                                         Accumulated       Other
                                             Common Stock                                   During     Comprehensive
                                      -----------------------   Additional  Subscription  Development      Income
                                        Shares          $        Capital     Receivable      Stage         (Loss)        Total
                                      ----------   ----------   ----------   ----------    ----------    -----------   ----------
Shares issued March 31, 2000
   pursuant to private placement          200,000  $       200  $   199,800  $        --   $        --           $--   $   200,000

Shares issued May 12, 2000 in
   consideration for professional
   services rendered                        4,000            4        9,996           --            --            --        10,000

Shares issued June 2, 2000 in
   consideration for professional
   services rendered                       15,261           15       38,138           --            --            --        38,153

Shares issued June 25, 2000 in
   consideration for professional
   services rendered                       16,667           17       40,322           --            --            --        40,339

Shares issued September 30, 2000 in
   consideration for professional
   services rendered                        4,400            4       10,996           --            --            --        11,000

Additional capital resulting from
   sale of common stock by
   PowerChannel Europe PLC                     --           --    3,103,764           --            --            --     3,103,764

Intrinsic value of beneficial
   conversion feature of
   convertible notes                           --           --      280,000           --            --            --       280,000
                                                                                                                       -----------
                                                                                                                         3,683,256
Comprehensive income (loss)
   Net loss                                    --           --           --           --    (2,959,100)           --    (2,959,100)
   Other comprehensive income (loss) -
     Equity adjustment from
       translation                             --           --           --           --            --      (189,953)     (189,953)
                                                                                                                       -----------
   Comprehensive income (loss)                 --           --           --           --            --            --    (3,149,053)
                                      -----------  -----------  -----------  -----------   -----------   -----------   -----------
Balance at December 31, 2000           21,697,328       21,697    4,273,716       (4,569)   (3,839,481)     (189,953)      261,410
                                                                                                                       -----------


See accompanying notes to condensed consolidated financial statements.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
--------------------------------------------------------------------------------
(Continued)

                                                       SIX MONTHS ENDED JUNE 30, 2003 AND 2002 AND PERIOD
                                                          AUGUST 10, 1998 (INCEPTION) TO JUNE 30, 2003
                                      -------------------------------------------------------------------------------------------
                                                                                           Deficit      Accumulated
                                                                                         Accumulated       Other
                                             Common Stock                                   During     Comprehensive
                                      -----------------------   Additional  Subscription  Development      Income
                                        Shares          $        Capital     Receivable      Stage         (Loss)        Total
                                      ----------   ----------   ----------   ----------    ----------    -----------   ----------
Shares issued April 13, 2001
   pursuant to private placement          100,000  $       100  $   249,900  $        --   $        --           $--   $   250,000

Shares issued July 24, 2001
   pursuant to private placement           26,400           26       65,974           --            --            --        66,000

Shares issued August 7, 2001
   pursuant to private placement           47,100           47      117,703      (46,006)           --            --        71,744

Shares issued August 14, 2001
   pursuant to private placement           10,000           10       24,990           --            --            --        25,000
                                                                                                                           412,744
Comprehensive income (loss)
     Net loss                                  --           --           --           --    (1,612,122)           --    (1,612,122)
     Other comprehensive income (loss)
       Equity adjustment from
         translation                           --           --           --           --            --      (147,663)     (147,663)
                                                                                                                       -----------
     Comprehensive income (loss)               --           --           --           --            --            --    (1,759,785)
                                       ----------  -----------  -----------  -----------   -----------   -----------   -----------
Balance at December 31, 2001           21,880,828       21,880    4,732,283      (50,575)   (5,451,603)     (337,616)   (1,085,631)

Comprehensive income (loss)
   (Unaudited)
     Net loss                                  --           --           --           --    (1,419,531)           --    (1,419,531)
     Other comprehensive income (loss)
       Equity adjustment from
         translation                           --           --           --           --            --       101,266       101,266
     Comprehensive income (loss)               --           --           --           --            --            --    (1,318,265)
                                       ----------  -----------  -----------  -----------   -----------   -----------   -----------
Balance at June 30, 2002               21,880,828       21,880    4,732,283      (50,575)   (6,871,134)     (236,350)   (2,403,896)
Comprehensive income (loss)
     Net loss                                  --           --           --           --      (654,653)           --      (654,653)
     Other comprehensive income (loss)
       Equity adjustment from
         translation                           --           --           --           --            --        28,933        28,933
                                                                                                                       -----------
     Comprehensive income (loss)               --           --           --           --            --            --      (625,710)
                                       ----------  -----------  -----------  -----------   -----------   -----------   -----------
Balance at December 31, 2002           21,880,828       21,880    4,732,283  $   (50,575)   (7,525,777)     (207,417)   (3,029,606)
Comprehensive income (loss)
   (Unaudited)
     Net loss                                  --           --           --           --      (140,179)           --      (140,179)
     Other comprehensive income (loss)
       Equity adjustment from
               translation                     --           --           --           --            --       (48,999)      (48,999)
                                                                                                                       -----------
     Comprehensive income (loss)               --           --           --           --            --            --      (189,178)
                                       ----------  -----------  -----------  -----------   -----------   -----------   -----------
Balance at June 30, 2003               21,880,828  $    21,880  $ 4,732,283  $   (50,575)  $(7,665,956)  $  (256,416)  $(3,218,784)
                                       ==========  ===========  ===========  ===========   ===========   ===========   ===========


See accompanying notes to condensed consolidated financial statements.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                                        AUGUST 10, 1998
                                                                        SIX MONTHS ENDED                 (INCEPTION) TO
                                                                             JUNE 30,                        JUNE 30,
                                                                     2003                 2002                 2003
                                                                  -----------          -----------          -----------
Cash flows from operating activities
  Net loss                                                        $  (140,179)         $(1,419,531)         $(7,665,956)
    Adjustments to reconcile net loss to
    net cash provided by (used in) operating activities
        Intrinsic value of beneficial conversion
            feature of convertible notes                                   --                   --              280,000
        Expense recorded on issuance of
            stock for services                                             --                   --               99,452
        (Loss) income on investment in
            PowerChannel Europe PLC                                   (68,454)             117,733            2,216,876
        Loss on asset disposal                                             --               20,456               20,456
        Depreciation                                                   11,230               10,112               70,098
        Change in current operating
        assets and liabilities:
            Decrease (increase) in inventory                            3,332             (687,922)            (689,967)
            Decrease (increase) in other assets                        17,127              (18,720)              (4,375)
            Due to PowerChannel Europe PLC
                relating to operations                                     --              686,000              698,142
            Increase in accounts payable - other                       64,649              118,124              768,315
                                                                  -----------          -----------          -----------

                Net cash used in operating activities                (112,295)          (1,173,748)          (4,206,959)
                                                                  -----------          -----------          -----------

Cash flows from investing activities
  Purchases of property and equipment                                      --              (15,279)            (113,416)
  Advances to related party                                                --                   --              (64,935)
  Repayments for advances to related parties                               --                   --               64,935
  Loans to related party                                                   --                   --             (278,027)
  Repayments from loans to related parties                                 --                   --              278,027
                                                                  -----------          -----------          -----------

                Net cash used in investing activities                      --              (15,279)            (113,416)
                                                                  -----------          -----------          -----------

Cash flows from financing activities
  Proceeds from issuance of common stock                                   --                   --            1,220,364
  Loans and advances from related parties                             114,957            1,241,495            2,888,031
  Proceeds from convertible notes                                          --                   --              280,000
                                                                  -----------          -----------          -----------

                Net cash provided by financing activities             114,957            1,241,495            4,388,395
                                                                  -----------          -----------          -----------

Net increase in cash                                                    2,662               52,468               68,020

Cash - beginning of period                                             65,358               26,980                   --
                                                                  -----------          -----------          -----------

Cash - end of period                                              $    68,020          $    79,448          $    68,020
                                                                  ===========          ===========          ===========


See accompanying notes to condensed consolidated financial statements.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2003 AND 2002
--------------------------------------------------------------------------------


1.    Organization and Operations

      PowerChannel Holdings, Inc. was incorporated under the laws of the State of Delaware on March 26, 1999. The Company's wholly owned subsidiaries PowerChannel, Inc. and PowerChannel.com, Inc. were incorporated under the laws of the State of Delaware on August 10, 1998, and April 19, 2000, respectively.

      The Company is a consumer electronics marketing company dedicated to offering a wide range of electronic appliances and services to the consumer market. PowerChannel's product line includes low-cost, through-the-television Internet access in the United States. The Company plans to furnish its products to the Hispanic market, due to the fact that the product is tailored in all respects to its audience's linguistic, ethnic, cultural and economic trends. At the same time, PowerChannel provides these simple and cost-effective Internet access solutions to the public at large.

      Merger

      On July 21, 2003, pursuant to a stock purchase agreement and share exchange, the Company merged into Sealant Solutions, Inc. (Sealant); accordingly, the separate existence of the Company will cease to exist and Sealant will continue as the surviving corporation. Additionally, Sealant has agreed to change its name to PowerChannel, Inc.

      Financial Condition

      The Company incurred net losses of approximately $7,665,956 for the period August 10, 1998 (inception) to June 30, 2003. At June 30, 2003, the Company had no continuing source of operating revenue and was still in the development stage. The continuance of the Company depends on the financial support of its shareholders and the development and implementation of its business plan. Management's plans with respect to alleviation of the going concern issues include establishment of strategic partnerships with key suppliers and customers, the raising of capital by the sale of shares of common stock in the Company, and through future potential operating revenues stemming from the sale of set top boxes and internet access.

      As a result of the above factors, there is substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2003 AND 2002
--------------------------------------------------------------------------------


2.     Summary of Significant Accounting Policies

       The condensed consolidated financial statements of the Company for the six-month periods ended June 30, 2003 and 2002 have been prepared by the Company without audit by the Company's independent auditors. In the opinion of the Company's management, all adjustments necessary to present fairly the financial position, results of operations, and cash flows of the Company as of June 30, 2003 and for these interim periods have been made. Those adjustments consist only of normal and recurring adjustments.

       Certain information and note disclosures normally included in the Company's annual financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with a reading of the Company's financial statements and notes thereto for the year ended December 31, 2002.

       The results of operations for the six-month period ended June 30, 2003 and 2002 are not necessarily indicative of the results to be expected for the full year.

                  POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2002 AND 2001

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                         Page


Independent Auditor's Report                                               1

Consolidated Financial Statements

     Balance Sheets                                                        2

     Statements of Operations                                              3

     Statements of Stockholders' Equity (Deficit)                          4

     Statements of Cash Flows                                              7

     Notes to Consolidated Financial Statements                            8

Independent Auditor's Report

To the Board of Directors and Stockholders
PowerChannel Holdings, Inc.

We have audited the accompanying consolidated balance sheets of PowerChannel Holdings, Inc. and Subsidiaries (a development stage company) as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2002 and 2001, and for the period from August 10, 1998 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to formulate an opinion based on our audits. We did not audit the consolidated financial statements of PowerChannel Europe PLC, a 19.68% owned affiliate, the investment in which, as discussed in Note 2 to the financial statements, is accounted for by the equity method of accounting. The investment in PowerChannel Europe PLC was $611,025 and $616,713 as of December 31, 2002 and 2001, respectively, and the equity in its net (loss) income was $(66,522) and $140,164 for the years ended 2002 and 2001, respectively. The consolidated financial statements of PowerChannel Europe PLC were audited by other auditors whose reports thereon have been furnished to us, and our opinion insofar as it relates to the amounts included for PowerChannel Europe PLC in 2002 and 2001 is based in part on the reports of other auditors.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our report.

In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of PowerChannel Holdings, Inc. and Subsidiaries as of December 31, 2002 and 2001 and the consolidated results of their operations and cash flows for the years ended December 31, 2002 and 2001 and for the period from August 10, 1998 (inception) to December 31, 2002 in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, has no continuing source of operating revenue, and is still in the development stage. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Yohalem Gillman & Company LLP
----------------------------------
New York, New York
September 30, 2003

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS
================================================================================


                                                                   DECEMBER 31,
                                                            2002                 2001
                                                        -----------          -----------
ASSETS
Current assets
   Cash                                                 $    65,358          $    26,980
   Inventory                                                693,299                   --
   Prepaid expenses and advances                             21,502               52,240
                                                        -----------          -----------

            Total current assets                            780,159               79,220
                                                        -----------          -----------

Property and equipment, net                                  34,092               63,589
                                                        -----------          -----------

Investment in PowerChannel Europe PLC                       611,025              616,713
                                                        -----------          -----------

                                                        $ 1,425,276          $   759,522
                                                        ===========          ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
   Due to PowerChannel Europe PLC                       $ 3,471,216          $ 1,189,963
   Accounts payable - others                                703,666              375,190
                                                        -----------          -----------

            Total current liabilities                     4,174,882            1,565,153
                                                        -----------          -----------

Convertible notes payable                                   280,000              280,000
                                                        -----------          -----------

Stockholders' deficit
   Preferred stock par value $.001 per share;
     authorized 100,000,000 shares; issued
     and outstanding -0- shares                                  --                   --
   Common stock par value $.001 per share;
     authorized 100,000,000 shares; issued
     and outstanding 21,880,828 shares                       21,880               21,880
   Additional capital                                     4,732,283            4,732,283
   Subscription receivable                                  (50,575)             (50,575)
   Accumulated other comprehensive income (loss)           (207,417)            (337,616)
   Deficit accumulated during development stage          (7,525,777)          (5,451,603)
                                                        -----------          -----------

            Total stockholders' deficit                  (3,029,606)          (1,085,631)
                                                        -----------          -----------

                                                        $ 1,425,276          $   759,522
                                                        ===========          ===========


--------------------------------------------------------------------------------
See accompanying notes and independent auditor's report.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                                 AUGUST 10, 1998
                                                                                  (INCEPTION) TO
                                              YEAR ENDED DECEMBER 31,               DECEMBER 31,
                                             2002                 2001                 2002
                                          -----------          -----------          -----------
Gross license fees - PowerChannel         $        --          $   335,473          $ 1,894,348
Europe PLC

Expenses reimbursed pursuant
to license agreement                               --             (335,473)          (1,884,348)
                                          -----------          -----------          -----------

Net license income                                 --                   --               10,000
Operating expenses                          2,007,652            1,752,286            4,942,122
                                          -----------          -----------          -----------

Loss before (loss) income from
PowerChannel Europe PLC                    (2,007,652)          (1,752,286)          (4,932,122)

(Loss) income from PowerChannel
Europe PLC                                    (66,522)             140,164           (2,593,655)
                                          -----------          -----------          -----------

Net loss                                  $(2,074,174)         $(1,612,122)         $(7,525,777)
                                          ===========          ===========          ===========

--------------------------------------------------------------------------------
See accompanying notes and independent auditor's report.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
--------------------------------------------------------------------------------

                                                               YEARS ENDED DECEMBER 31, 2002 AND 2001 AND PERIOD
                                                                AUGUST 10, 1998 (INCEPTION) TO DECEMBER 31, 2002
                                        -------------------------------------------------------------------------------------------
                                                                                             Deficit      Accumulated
                                                                                            Accumulated      Other
                                              Common Stock                                    During     Comprehensive
                                        -----------------------   Additional Subscription   Development      Income
                                          Shares          $        Capital     Receivable      Stage         (Loss)        Total
                                        ----------   ----------   ----------   ----------    ----------    -----------   ----------
Balance at inception
   August 10, 1998                              --   $       --   $       --   $       --    $       --    $        --   $       --

Shares issued at December 31,
   1998 pursuant to initial
   capitalization                       17,650,000       17,650           --       (3,350)           --             --       14,300
                                                                                                                         ----------

                                                                                                                             14,300
                                                                                                                         ----------
Comprehensive income (loss)
   Net loss                                     --           --           --           --       (79,169)            --      (79,169)
   Other comprehensive income
     (loss)                                     --           --           --           --            --             --           --
                                                                                                                         ----------
   Comprehensive income (loss)                  --           --           --           --            --             --      (79,169)
                                        ----------   ----------   ----------   ----------    ----------    -----------   ----------

Balance at December 31, 1998            17,650,000       17,650           --       (3,350)      (79,169)            --      (64,869)
                                                                                                                         ----------

Shares issued March 30, 1999
   pursuant to exercise of warrants      2,000,000        2,000      198,000         (200)           --                          --
                                                                                                                            199,800

Shares issued June 7, 1999
   pursuant to initial capitalization    1,019,000        1,019           --       (1,019)           --             --           --

Distribution of shares in
   PowerChannel Limited
   (see Note 4)                                 --           --           --           --            --             --           --

Shares issued November 11, 1999
   pursuant to private placement           500,000          500      249,500           --            --             --      250,000

Shares issued December 31, 1999
   pursuant to agreement                   288,000          288      143,200           --            --             --      143,488
                                                                                                                         ----------
                                                                                                                            593,288
Comprehensive income (loss)
   Net loss                                     --           --           --           --      (801,212)            --     (801,212)
   Other comprehensive income
     (loss)                                     --           --           --           --            --             --           --
                                                                                                                         ----------
   Comprehensive income (loss)                  --           --           --           --            --             --     (801,212)
                                        ----------   ----------   ----------   ----------    ----------    -----------   ----------
Balance at December 31, 1999            21,457,000       21,457      590,700       (4,569)     (880,381)            --     (272,793)
                                                                                                                         ----------

--------------------------------------------------------------------------------
See accompanying notes and independent auditor's report.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
--------------------------------------------------------------------------------
(Continued)

                                                               YEARS ENDED DECEMBER 31, 2002 AND 2001 AND PERIOD
                                                                AUGUST 10, 1998 (INCEPTION) TO DECEMBER 31, 2002
                                        -------------------------------------------------------------------------------------------
                                                                                             Deficit      Accumulated
                                                                                            Accumulated      Other
                                              Common Stock                                    During     Comprehensive
                                        -----------------------   Additional Subscription   Development      Income
                                          Shares          $        Capital     Receivable      Stage         (Loss)        Total
                                        ----------   ----------   ----------   ----------    ----------    -----------   ----------
Shares issued March 21, 2000
   pursuant to private placement           200,000  $       200  $   199,800  $        --   $        --   $        --   $   200,000

Shares issued May 12, 2000 in
   consideration for professional
   services rendered                         4,000            4        9,996           --            --            --        10,000

Shares issued June 2, 2000 in
   consideration for professional
   services rendered                        15,261           15       38,138           --            --            --        38,153

Shares issued June 25, 2000 in
   consideration for professional
   services rendered                        16,667           17       40,322           --            --            --        40,339

Shares issued September 30, 2000 in
   consideration for professional
   services rendered                         4,400            4       10,996           --            --            --        11,000

Additional capital resulting from
   sale of common stock by
   PowerChannel Europe PLC                      --           --    3,103,764           --            --            --     3,103,764

Intrinsic value of beneficial
   conversion feature of
   convertible notes                            --           --      280,000           --            --            --       280,000
                                                                                                                        -----------
                                                                                                                          3,683,256
                                                                                                                        -----------
Comprehensive income (loss)
   Net loss                                     --           --           --           --    (2,959,100)           --    (2,959,100)
   Other comprehensive income (loss) -
     Equity adjustment from
       translation                              --           --           --           --            --      (189,953)     (189,953)
                                                                                                                        -----------

   Comprehensive income (loss)                  --           --           --           --            --            --    (3,149,053)
                                       -----------  -----------  -----------  -----------   -----------   -----------   -----------

Balance at December 31, 2000            21,697,328       21,697    4,273,716       (4,569)   (3,839,481)     (189,953)      261,410
                                                                                                                        -----------

--------------------------------------------------------------------------------
See accompanying notes and independent auditor's report.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
--------------------------------------------------------------------------------
(Continued)

                                                               YEARS ENDED DECEMBER 31, 2002 AND 2001 AND PERIOD
                                                                AUGUST 10, 1998 (INCEPTION) TO DECEMBER 31, 2002
                                        -------------------------------------------------------------------------------------------
                                                                                             Deficit      Accumulated
                                                                                            Accumulated      Other
                                              Common Stock                                    During     Comprehensive
                                        -----------------------   Additional Subscription   Development      Income
                                          Shares          $        Capital     Receivable      Stage         (Loss)        Total
                                        ----------   ----------   ----------   ----------    ----------    -----------   ----------
Shares issued April 13, 2001
   pursuant to private placement          100,000  $       100  $   249,900  $        --   $        --   $        --   $   250,000

Shares issued July 24, 2001
   pursuant to private placement           26,400           26       65,974           --            --            --        66,000

Shares issued August 7, 2001
   pursuant to private placement           47,100           47      117,703      (46,006)           --            --        71,744

Shares issued August 14, 2001
   pursuant to private placement           10,000           10       24,990           --            --            --        25,000
                                                                                                                       -----------
                                                                                                                           412,744
                                                                                                                       -----------
Comprehensive income (loss)
     Net loss                                  --           --           --           --    (1,612,122)           --    (1,612,122)
     Other comprehensive income (loss)
       Equity adjustment from
         translation                           --           --           --           --            --      (147,663)     (147,663)
                                                                                                                       -----------
     Comprehensive income (loss)               --           --           --           --            --            --    (1,759,785)
                                       ----------  -----------  -----------  -----------   -----------   -----------   -----------
Balance at December 31, 2001           21,880,828       21,880    4,732,283      (50,575)   (5,451,603)     (337,616)   (1,085,631)
                                                                                                                       -----------
Comprehensive income (loss)
     Net loss                                  --           --           --           --    (2,074,174)           --    (2,074,174)
     Other comprehensive income (loss)
       Equity adjustment from
         translation                           --           --           --           --            --       130,199       130,199
                                                                                                                       -----------
     Comprehensive income (loss)               --           --           --           --            --            --    (1,943,975)
                                       ----------  -----------  -----------  -----------   -----------   -----------   -----------
Balance at December 31, 2002           21,880,828  $    21,880  $ 4,732,283  $   (50,575)  $(7,525,777)  $  (207,417)  $(3,029,606)
                                       ==========  ===========  ===========  ===========   ===========   ===========   ===========

--------------------------------------------------------------------------------
See accompanying notes and independent auditor's report.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                                AUGUST 10, 1998
                                                          YEAR ENDED           YEAR ENDED        (INCEPTION) TO
                                                         DECEMBER 31,          DECEMBER 31,        DECEMBER 31,
                                                             2002                 2001                 2002
                                                          -----------          -----------          -----------
Cash flows from operating activities
  Net loss                                                $(2,074,174)         $(1,612,122)         $(7,525,777)
    Adjustments to reconcile net loss to net cash
    used in operating activities
      Intrinsic value of beneficial conversion
        feature of convertible notes                               --                   --              280,000
      Expense recorded on issuance of
        stock for services                                         --                   --               99,452
      Loss (income) on investment in
      PowerChannel Europe PLC                                 135,886             (517,846)           2,285,329
      Loss on asset disposal                                   20,456                   --               20,456
      Depreciation                                             20,243               17,689               58,868
      Change in current operating
        assets and liabilities:
        Increase in inventory                                (693,299)                  --             (693,299)
        Decrease (increase) in other assets                    30,739              (42,160)             (21,501)
        Due to PowerChannel Europe PLC,
          relating to operations                              698,142                   --              698,142
        Increase (decrease) in
          accounts payable- other                             328,476              225,164              703,666
                                                          -----------          -----------          -----------

            Net cash used in operating
              activities                                   (1,533,531)          (1,929,275)          (4,094,664)
                                                          -----------          -----------          -----------

Cash flows from investing activities
  Purchases of property and equipment                         (11,202)             (41,385)            (113,416)
  Advances to related party                                        --                   --              (64,935)
  Repayments for advances to related parties                       --               64,935               64,935
  Loans to related party                                           --                   --             (278,027)
  Repayments from loans to related parties                         --              278,027              278,027
                                                          -----------          -----------          -----------

            Net cash (used in) provided by
              investing activities                            (11,202)             301,577             (113,416)
                                                          -----------          -----------          -----------

Cash flows from financing activities
  Proceeds from issuance of common stock                           --              412,745            1,220,364
  Loans and advances from related parties                   1,583,111            1,189,963            2,773,074
  Proceeds from convertible notes                                  --                   --              280,000
                                                          -----------          -----------          -----------

            Net cash provided by financing
              activities                                    1,583,111            1,602,708            4,273,438
                                                          -----------          -----------          -----------

Net increase (decrease) in cash                                38,378              (24,990)              65,358

Cash - beginning of period                                     26,980               51,970                   --
                                                          -----------          -----------          -----------

Cash - end of period                                      $    65,358          $    26,980          $    65,358
                                                          ===========          ===========          ===========

--------------------------------------------------------------------------------
See accompanying notes and independent auditor's report.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------


1.   Organization and Operations

       PowerChannel Holdings, Inc. was incorporated under the laws of the State of Delaware on March 26, 1999. The Company's wholly owned subsidiaries, PowerChannel, Inc. and PowerChannel.com, Inc., were incorporated under the laws of the State of Delaware on August 10, 1998, and April 19, 2000, respectively.

       The Company is a consumer electronics marketing company dedicated to offering a wide range of electronic appliances and services to the consumer market. PowerChannel's product line includes low-cost, through-the-television Internet access in the United States. The Company plans to furnish its products to the Hispanic market, due to the fact that the product is tailored in all respects to its audience's linguistic, ethnic, cultural and economic trends. At the same time, PowerChannel provides these simple and cost-effective Internet access solutions to the public at large.

       Merger

       On July 21, 2003, pursuant to a stock purchase agreement and share exchange, the Company merged into Sealant Solutions, Inc. (Sealant); accordingly, the separate existence of the Company will cease to exist and Sealant will continue as the surviving corporation. Additionally, Sealant has agreed to change its name to PowerChannel, Inc.

       Financial Condition

       The Company incurred net losses of $7,525,777 for the period August 10, 1998 (inception) to December 31, 2002. At December 31, 2002, the Company had no continuing source of operating revenue and was still in the development stage. The continuance of the Company depends on the financial support of its shareholders and the development and implementation of its business plan. Management's plans with respect to alleviation of the going concern issues include establishment of strategic partnerships with key suppliers and customers, the raising of capital by the sale of shares of common stock in the Company, and through future potential operating revenues stemming from the sale of set-top boxes and internet access.

       As a result of the above factors, there is substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.     Summary of Significant Accounting Policies

       Principles of Consolidation

       The consolidated financial statements include the accounts of PowerChannel Holdings, Inc. and its wholly owned subsidiaries, PowerChannel Inc. and PowerChannel.com, Inc. All significant intercompany balances and transactions have been eliminated.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

2.     Summary of Significant Accounting Policies (continued)

       Inventories

       Inventories are stated at the lower of cost or market on a first-in, first-out basis.

       Investment in PowerChannel Europe PLC

       The investment in an unconsolidated affiliate, PowerChannel Europe PLC, over which the Company exercises significant influence but not control, is accounted for by the equity method.

       Property and Equipment

       Property and equipment are stated at cost. Major property additions, replacements and betterments are capitalized, while maintenance and repairs, which do not extend the useful lives of these assets, are expensed as incurred. Depreciation is provided over the estimated useful lives of the assets using the straight-line and accelerated methods. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the balance sheet, and a gain or loss is reflected in earnings.

       Income Taxes

       The Company is taxed as a C Corporation under the provisions of both the Internal Revenue Code and state laws.

       Use of Estimates

       The preparation of the consolidated financial statements, in conformity with U.S. generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

       The Company has approximately 9,400 set-top boxes in inventory at December 31, 2002 and believes that these will eventually be sold. However, the Company recognized no sales from August 10, 1998 (inception) through September 30, 2003. It is at least reasonably possible that a change in this estimate will occur in the near term.

       New Accounting Standards

       In August 2001, the Financial Accounting Standards Board issued FAS No. 143 (FAS 143), "Accounting for Obligations Associated with the Retirement of Long-Lived Assets" which is required to be adopted in fiscal years beginning after June 15, 2002. FAS 143 establishes accounting standards for the recognition of and measurement of an asset retirement obligation and its associated asset retirement cost.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

2.     Summary of Significant Accounting Policies (continued)

       In April 2002, the FASB issued FAS No. 145 (FAS 145), "Recission of FASB Statements No. 4, 44 and 64, amendment of FASB Statement No. 13, and
       Technical Corrections," which among other matters, limits the classification of gains and losses from extinguishment of debt as extraordinary to only those transactions that are unusual and infrequent in nature as defined by APB Opinion No. 30 "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." FAS 145 is effective no later than January 1, 2003.

       In June 2002, the FASB issued FAS No. 146 (FAS 146), "Accounting for Costs Associated with Exit or Disposal Activities." FAS 146 generally requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. This pronouncement is effective for exit or disposal activities initiated after December 31, 2002.

       In May 2003, the FASB issued FAS No. 150 (FAS 150), "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This statement affects the classification, measurement and disclosure requirements of certain freestanding financial instruments including mandatorily redeemable shares. FAS 150 is effective for all financial instruments entered into or modified after May 31, 2003.

       The adoption of FAS 143, 145 (other than as noted below), 146 and 150 is not expected to have a material effect on the Company's results of operations or financial position. The adoption of FAS 145 in recording the Company's share of PowerChannel Europe PLC's 2001 net income was not material.

3.     Property and Equipment

       The detail of property and equipment is as follows at December 31:

                                        2002             2001
                                      --------         --------

Office equipment                      $ 65,822         $ 55,306
Furniture and fixtures                  21,275           21,275
Automobiles                                 --           25,307
                                      --------         --------

                                        87,097          101,888
Less accumulated depreciation           53,005           38,299
                                      --------         --------

                                      $ 34,092         $ 63,589
                                      ========         ========

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

3.     Property and Equipment (continued)

       The estimated useful lives of the various classes of physical assets were as follows:

               Office equipment                                        5 years
               Furniture and fixtures                                  7 years
               Automobiles                                             5 years

4.     Investment in Unconsolidated Affiliate

       Prior to November 1999, the Company beneficially owned 100% of PowerChannel Limited, which, at the time was an inactive company, with no assets and no revenues. In November 1999, the Board passed a resolution distributing eighty (80%) percent of its shareholding in PowerChannel Limited to the Company's shareholders.

       In January 2000, PowerChannel Limited changed its name to PowerChannel Europe Limited and in April 2000 to PowerChannel Europe PLC ("PCE"). The Company currently owns 19.68% of the outstanding ordinary shares of PCE. PCE holds the European rights to the PowerChannel patent-pending business model and know-how, owned and developed by the Company. A new company with the name PowerChannel Limited has been incorporated as a subsidiary of PCE to roll out the PowerChannel model in the UK and Ireland.
       PowerChannel Limited had entered into a strategic partnership with Granada Media Group ("Granada").

       Under the alliance, the strategic partner was allotted a five (5%) percent equity investment in PowerChannel Limited convertible into shares in PCE for nil consideration. PowerChannel Limited was to finance the procurement of the set-top boxes.

       In April 2000, the strategic partner converted its shares in PowerChannel Limited into shares of PCE and invested approximately (pound)13 million (approximately $21 million) for new shares in PCE. As a result of the conversion and the cash investment, the strategic partner owned 23.5% of the fully diluted share capital of PCE.

       The strategic partnership with Granada terminated in February 2001. As a result the shares of PCE owned by Granada were returned to PCE, which, in turn were distributed to its remaining shareholders.

       In accordance with accounting for the investment in PCE under the equity method, the Company is required to record capital transactions of PCE as if the investee were a consolidated subsidiary. Pursuant to this requirement, the Company, in 2002, recorded an increase of $3,103,764 in their investment in PCE and a corresponding increase in additional capital.

       For the years ended December 31, 2002 and 2001, the Company has recorded its pro-rata share of PCE's (loss) income amounting to ($66,522) and $140,164, respectively.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

4.     Investment in Unconsolidated Affiliate (continued)

       Additionally, PCE's consolidated financial statements, which were audited by auditors other than Yohalem Gillman & Company LLP, were issued as a going concern since the majority of PCE's assets and liabilities are to be transferred to the Company.

       The following table provides condensed consolidated financial information about PCE as of December 31, 2002 and 2001 and for the years then ended:

                                2002                 2001
                            -----------          -----------

Current assets              $ 3,475,844          $ 3,338,896
Non-current assets          $        --          $        --
Total assets                $ 3,475,844          $ 3,338,896
Current liabilities         $   371,043          $   205,190
Total liabilities           $   371,043          $   205,190
Equity                      $ 3,104,801          $ 3,133,706
Revenues                    $   773,145          $        --
Net (loss) income           $  (338,018)         $   349,575

       The 2001 net income included in the above table includes a nonrecurring gain of approximately $5.4 million on termination of the Granada strategic partnership and $98,791 gain on forgiveness of debt. Additionally, it includes a loss on the write-down of inventory amounting to approximately $2.5 million.

       The current assets included in the above table includes receivables from the Company aggregating approximately $3.4 million and $1.2 million in 2002 and 2001, respectively.

5.     Series A Convertible Notes

       On February 29, 2000, PowerChannel entered into subscription agreements with seven individuals and in conjunction with such agreements, issued Series A Convertible Notes. Pursuant to these notes, PowerChannel acquired $280,000 in investment capital and issued security interests at 7% interest for a term of three years. At the option of the note holders, these notes may be converted into common stock for the value of the note at a price of $0.1287 per share. These notes were satisfied pursuant to the merger described in Note 1.

6.     Related Party Transactions

       LDDI

       In August 1998, the Company entered into an agreement with Long Distance Direct Holdings, Inc. ("LDDI") (an affiliate), which stipulates that LDDI will make certain employees available to the Company as needed to assist the Company in conducting its business. This agreement expired in August 1999. In consideration, the Company issued LDDI the right to purchase 2,000,000 shares at $.10 per share of the Company's stock. In August 1999, LDDI exercised its right.

       During 2000, the Company loaned LDDI approximately $278,000 pursuant to a promissory note. The note requires interest to be paid at 7.5% per annum, with principal and all accrued interest due on June 30, 2001. If LDDI fails to repay the note in full at the maturity date, it shall deliver to the Company in satisfaction of the note, the number of shares of the Company's common stock based on each share being valued at $1 per share. In April 2001, the maturity date of the note was extended to December 31, 2001 for additional consideration of $10,000. The note was repaid in 2001.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

6.     Related Party Transaction (continued)

       On January 7, 2000, the Securities and Exchange Commission filed an action in federal court against Long Distance Direct Holdings, Inc., alleging violations of the Securities and Exchange Act of 1934 for failing to file, or filing late, a number of the annual reports required to be filed on Form 10-K and some quarterly reports required to be filed on Form 10-Q from 1995 through 1999. Long Distance Direct Holdings, Inc. subsequently entered into a final judgment with the Commission, which was filed with the Court on March 7, 2000, enjoining Long Distance Direct Holdings, Inc. from failing to file accurate and complete reports required to be filed with the Commission. The final judgment further ordered that on or before April 30, 2000, Long Distance Holdings, Inc. file:

       o      a  complete  and  accurate  annual  report on Form 10-K for fiscal
              1998;

       o complete and accurate quarterly reports on Form 10-Q for the second through fourth quarters of 1999; and

       o such other periodic reports which may become due prior to entry of the judgment.

       The final judgment further provided the filing of a notification with the Court of the filing of its delinquent reports, and also that a copy of the Final Judgment be delivered to any incoming chief executive officer or president of Long Distance Direct Holdings, Inc.

       Long Distance Direct, Inc., a wholly owned subsidiary of Long Distance Direct Holdings, Inc., is subject to an order of the Federal Communications Commission dated February 9, 2000, for willfully or repeatedly violating section 258 of the Communications Act of 1934.

       LDDI has not complied with the terms of the final judgment concerning the Form 10-K and Form 10-Q filings. Long Distance Direct, Inc. filed for bankruptcy in January 2002.

       PCE

       In 2002, the Company bought its entire inventory of set-top boxes from PCE. At December 31, 2002, the amounts due to PCE consisted of approximately $690,000 related to the aforementioned inventory purchase and approximately $2.8 million of loans and advances, which are due on demand and are not interest bearing.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

7.     Stockholders' Equity

       PowerChannel, Inc. shareholders exchanged all of their shares of stock for an equal number of shares in PowerChannel Holdings, Inc. during 1999.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

7.     Stockholders' Equity (continued)

       Warrants  for the  purchase  of  300,000  shares  of  common  stock  were
       outstanding   at  December  31,  2002  and  2001.   These  warrants  were
       subsequently cancelled during July 2003.

       PowerChannel's certificate of incorporation authorizes the issuance of "blank check" preferred stock with whatever designation, rights and preferences as may be determined by the board of directors. Accordingly, the board is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation conversion, voting, or other rights, which could adversely affect the voting power and other rights of the holders of common stock. The preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of PowerChannel. The Company does not currently intend to issue any shares of preferred stock, however there can be no assurance that it will not do so.

8.     Federal Income Taxes

       The Company accounts for income taxes in accordance with the asset and liability method prescribed by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       As of December 31, 2002 and 2001 net operating loss (NOL) carryforwards amounted to approximately $7,500,000 and $5,400,000, respectively and will expire in between 2016 and 2022. Pursuant to SFAS No. 109, for financial reporting purposes, a valuation allowance was recorded as of December 31, 2002 and 2001 to fully offset the Company's net deferred tax assets of approximately $1,125,000 and $810,000, respectively, relating to the NOLs. The Company is not current with respect to its corporate income tax filings.

9.     Commitment

       The Company conducts its operations in office space under an operating lease which expired in December 2002. The lease provided for increases in rent for utilities and other building operating costs.

       Rent expense for the years ended December 31, 2002 and 2001 amounted to approximately $87,500 and $51,470, respectively.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

9.     Commitment (continued)

       The Company entered into employment agreements with James Gambrell, Michael Preston and Steven Lampert on March 1, 2000. The agreements expired on February 28, 2003 and provided for annual salaries of $250,000 for Mr. Gambrell and $200,000 each for Mr. Preston and Mr. Lampert. Additionally, the agreements provide for certain fringe benefits and stock options (see Note 12). Amounts paid to Messrs. Preston and Lampert aggregated to $390,000 and $323,000 for the years ended December 31, 2002 and 2001, respectively. The aforementioned employee agreements were cancelled in July 2003. All corresponding liabilities owed to these employees under these agreements in excess of the amounts already paid have been waived.

10.    Licensing Agreements

       The Company entered into an Intellectual Property License Agreement in 2000 with PCE (see Note 4). The Company is the owner of certain inventions, technology, expertise, know-how and intellectual property, which PCE wishes to use. Pursuant to the terms of the agreement, the Company has granted PCE a non-transferable exclusive use of the technology in Europe. In consideration PCE has agreed to pay the Company an initial payment of $10,000 as well as monthly costs incurred by the Company for development work. During the period August 10, 1998 (inception) through December 31, 2002, PCE paid the Company $1,894,348, pursuant to this agreement, of which $1,884,348 is recorded in the financial statements as license fees. The amounts paid for the years ended December 31, 2002 and 2001 amounted to $-- and $335,473, respectively.

       On August 12, 1998, PowerChannel, Inc. entered into a licensing agreement with American Interactive Media, Inc. (AIM) to offer free Internet access to consumers, utilizing AIM supplied set-top appliances and AIM provided Internet service provider (WebPassport Network). This licensing agreement was superseded by a new agreement dated May 19, 1999. The new agreement granted to PowerChannel, Inc. an exclusive worldwide license with the right to sublicense the "WebPassport system", the "WebPassport intellectual property" and the "WebPassport technology". PowerChannel, Inc. signed a convertible promissory note in the amount of $1,090,000 at an interest rate of 3% above the prime rate, which was scheduled to mature on December 31, 2000. This note represented $90,000 in set-top appliances and $1,000,000 in prepaid license fees. During 1999, AIM sent PowerChannel, Inc. notification that it was terminating the license agreement and requested payment in full of the underlying note. PowerChannel, Inc. disputed the termination notice with AIM and entered into discussions to settle the dispute. On June 30, 2000, the parties entered into a termination agreement, which rescinded all previous agreements. Pursuant to this termination agreement, PowerChannel Holdings, Inc. issued AIM 288,000 shares of its common stock as payment in full for PowerChannel, Inc. retaining possession of the set-top appliances (costing $90,000) and as settlement for the $53,000 which was owed to AIM as reimbursement of certain operating costs as called for under the May 19th agreement. Additionally, the Company issued AIM 50,000 warrants for shares at $2.50 per share, which are exercisable for 3 years. AIM and PowerChannel, Inc. agreed to release each other from all other liabilities associated with their relationship.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

11.    Litigation

       Two lawsuits by stockholders alleging investment fraud have been asserted against the Company seeking damages of approximately $60,000. Legal counsel advises that due to the fact that the law firm was only recently retained, they are not yet able to determine the viability of said claims. Management believes that the resolution of these claims will not have a material effect on the financial position or results of operations of the Company.

12.    Stock Option Plan

       During 2001, the Company adopted the 2001 Stock Option Plan. The aggregate number of common shares that may be issued is 2,500,000. Any key employee shall be eligible to be granted options as determined by the Company's stock option committee. The price of the shares subject to each option shall not be less than 100% of the fair market value of such shares on the date such option is granted. Under this plan, options to purchase shares in the stock of PowerChannel Holdings, Inc. were as follows: 600,000 to James Gambrell, 250,000 to Michael Preston, and 250,000 shares to Steven Lampert. The exercise price is $1.00 per share. This stock option plan and the outstanding options thereunder were cancelled during July 2003.

(b) Proforma Financial Information;

POWERCHANNEL, INC.
PROFORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
(UNAUDITED)
FOR THE YEAR ENDED DECEMBER 31, 2002

                                                                                                     PCI
                                                        Sealant       PowerChannel,  Pro Forma     Sealant
                                                    Solutions, Inc.        Inc.      Adjustments  Pro Forma
                                                                                         (A)
                                                  -----------------------------------------------------------
Gross License Fees - PowerChannel
   Europe, PLC                                                                                       -

Expenses reimbursed pursuant
     to license agreement                                                                            -
                                                  -----------------------------------------------------------

        Net license income                                                     -                     -

SALES                                                        3,646             -                       3,646

EXPENSES
     Selling general and administrative                    133,237     2,007,652                   2,140,889
     Write-down of equipment                                     -                                         -
     Equity based compensation                               3,000                                     3,000
     Loss on investment in franchise                        29,799                                    29,799
     Loss on impairment of investment                      250,000                                   250,000
     Merger Costs                                                                      32,000         32,000
     Advertising                                             3,000                                     3,000
                                                  -----------------------------------------------------------

                     TOTAL EXPENSES                        419,036     2,007,652       32,000      2,458,688
                                                  -----------------------------------------------------------

Loss before income (loss) from PowerChannel Europe PLC    (415,390)   (2,007,652)     (32,000)    (2,455,042)

Income (loss) from PowerChannel Europe, PLC                              (66,522)                    (66,522)


OTHER INCOME & EXPENSE
     Interest income                                             9                                         9
     Other income                                              785                                       785
     Loss on Securities                                    (10,226)                                  (10,226)
                                                  -----------------------------------------------------------

                   TOTAL OTHER INCOME                       (9,432)            -                      (9,432)

NET LOSS                                                  (424,822)   (2,074,174)     (32,000)    (2,530,996)
                                                  -----------------------------------------------------------

(A) Proforma adjustments to record the acquisition of PowerChannel, Inc. as of December 31, 2002.

POWERCHANNEL, INC.
PROFORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
(UNAUDITED)
FOR THE YEAR ENDED JUNE 30, 2003
--------------------------------------------------------------------------------

                                                                                                     PCI
                                                        Sealant       PowerChannel,  Pro Forma     Sealant
                                                    Solutions, Inc.        Inc.      Adjustments  Pro Forma
                                                  -----------------------------------------------------------

Gross License Fees - PowerChannel                                 -                -                     -
   Europe, PLC

Expenses reimbursed pursuant                                      -                -                     -
     to license agreement
                                                  ---------------------------------------------------------

        Net license income                                        -                -                     -

SALES                                                             -                -                     -

EXPENSES
     Selling general and administrative                      44,065          137,153               181,218
     Write-down of equipment                                      -                                      -
     Stock based compensation                                     -                                      -
     Loss on investment in franchise                              -                                      -
     Loss on impairment of investment                             -                                      -
     Advertising                                               (265)                                  (265)
                                                  ---------------------------------------------------------

                     TOTAL EXPENSES                          43,800          137,153               180,953
                                                  ---------------------------------------------------------

Loss before income (loss) from PowerChannel
  Europe PLC                                                (43,800)        (137,153)             (180,953)

Income (loss) from PowerChannel Europe, PLC                       -           (3,026)               (3,026)

OTHER INCOME & EXPENSE
     Interest income                                              -                                      -
     Other income  - Legal Opinions                               -                                      -
     Recovery of asset impairment                           115,561                                115,561
     Loss on Securities                                           -                                      -
                                                  ---------------------------------------------------------
                                                                                                         -
                   TOTAL OTHER INCOME                       115,561                -               115,561

NET INCOME (LOSS) BEFORE INCOME TAXES                        71,761         (140,179)              (68,418)
     Income taxes                                                 -                -                     -
                                                  ---------------------------------------------------------
     Net Income (loss)                                       71,761         (140,179)              (68,418)

(c) Exhibits

Number   Exhibit
------   -------

10.1     Stock Purchase Agreement and Share Exchange*

10.2     Amendment to Stock Purchase Agreement and Share Exchange*

* Filed with the original 8-K with the SEC on July 28, 2003

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           SEALANT SOLUTIONS, INC.


                                           By: /s/ Steve Lampert
                                               -------------------------------
                                               Steven Lampert
                                               President

October 3, 2003